Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE THIRD fiscal quarter ENDED MARCH 31, 2015

Posts quarterly results with revenues of $102.3 Million - Up $16.2 Million and 18.9%;
Net revenues increased 13.3% to $27.1 Million

Quarterly results exclude impact of acquisition of Wheels Group occurring in fourth fiscal quarter

BELLEVUE, WA May 18, 2015 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a domestic and international logistics services company, today reported financial results for the three and nine months ended March 31, 2015.

Third quarter Financial Highlights (Quarter Ended March 31, 2015)

•	Revenues increased to $102.3 million, up $16.2 million and 18.9% compared to revenues of $86.0 million for the comparable prior year period.
•	Net revenues increased to $27.1 million, up $3.2 million and 13.3% compared to net revenues of $23.9 million for the comparable prior year period.
•

Net income attributable to common shareholders was $0.8 million (including $0.6 million in acquisition costs related to Wheels and other transactions in process), or $0.02 per basic and fully diluted share, for the third fiscal quarter of 2015, compared to net income of $1.1 million, or $0.03 per basic and fully diluted share, for the comparable prior year period.

•

Adjusted net income attributable to common shareholders was $1.3 million, or $0.04 per basic and $0.03 per fully diluted share, for the third fiscal quarter of 2015, compared to adjusted net income attributable to common shareholders of $1.4 million, or $0.04 per basic and fully diluted share, for the comparable prior year period. Both periods are calculated by applying a normalized tax rate of 40% and excluding other items not considered part of regular operating activities.

•	Adjusted EBITDA decreased 4.6% to $3.3 million for the third fiscal quarter of 2015, compared to adjusted EBITDA of $3.5 million in the comparable prior year period.
•

Even though excluded from our consolidated results, Wheels generated Adjusted EBITDA of $1.4 million on revenue of $74.6 million; up $1.0 and 275% over the comparable publicly-reported prior year period; in line with acquisition modeling and expected trends.

Network Expansion – Organic Growth

The Company announced further organic expansion of its network in the quarter as it added new operating locations in San Juan, Puerto Rico operating as Airgroup and led by brothers Jose and Antonio Delgado, and in Orlando, Florida operating as Airgroup and led by Rick LaVellee.

Network Expansion – Acquisitions

In April 2015, the Company completed its acquisition of Wheels Group, Inc., one of the largest non-asset based third party logistics providers based in Canada. Through its intermodal and truck brokerage operations in the United States and Canada, Wheels will bring significant geographic and service line expansion to complement the Company’s freight forwarding operations. The cash and stock transaction was valued at CAD $103 million and is expected to be accretive to earnings, as adjusted for amortization of acquired intangibles. The transaction is expected to enhance customer relationships and facilitate cross-selling opportunities across the combined Radiant-Wheels Network.

CEO Comments

“We made good progress in delivering growth in both top line revenue and gross margin in our seasonally slowest quarter of the year ended March 31, 2015,” said Bohn Crain, Founder and CEO. “Revenues were up 18.9% to $102.3 million. Our net revenues were up 13.3% to $27.1 million.  This growth in our gross margin dollars was off-set by incremental commissions paid to our operating partners driven principally by the addition of eight new stations in the comparable year over year period, increased personnel costs, driven principally by our new company owned operations in Minneapolis and Philadelphia, increased technology spending in support of our growth plans as well as nonrecurring transaction costs related to Wheels and other transactions in process. As a result, our Adjusted EBITDA of $3.3 million was down modestly over the comparable prior year period.  As a reminder, our results for the quarter ended March 31, 2015, do not include the benefit of the Wheels transaction which we concluded on April 2, or the benefit of the other transactions under consideration and we expect future quarters to return to our more typical trend of double-digit growth in Adjusted EBITDA”.

“With respect to Wheels, we are happy to report that our integration efforts are on track and Wheels’ financial results for the quarter ended March 31, 2015 have improved substantially on a comparable year over year basis.  Based on internal and unaudited management reports for the quarter ended March 31, 2015, and excluding non-recurring transaction costs associated with the April 2nd transaction, Wheels generated Adjusted EBITDA of $1.4 million on revenue of $74.6 million up $1.0 and 275% over the comparable publicly-reported prior year period in what is the slowest seasonal quarter for the company. As a reminder, these results exclude any benefit from the estimated $3.0M in annual cost synergies contemplated in connection with the transaction (estimated at $1.5 million in contractual reduction in compensation of the founders, $0.5 million in redundant public company costs and $1.0 million in synergies from the facilities consolidation currently underway in Toronto) or any other post-closing revenue or cost synergies that we may achieve. We have provided supplemental disclosure of Wheels’ management reports for the quarter ended March 31, 2015 (including a reconciliation of Adjusted EBITDA to net income) at the end of this release. As we have previously discussed, the Wheels transaction brings us both geographic and service line expansion and uniquely positions us as one of the premier non-asset based third party logistics companies in North America. We are very excited to bring Wheels’ truck and rail brokerage capabilities here in the U.S. and Canada to our operating partners and the end customers that we serve.  In this regard, we have begun through a series of regional meetings, to introduce our forwarding network to the expanded service offering now available through our acquisition of Wheels and we are very encouraged by the cross-selling opportunities emerging across the combined Radiant-Wheels network.”

Crain concluded: “We are maintaining our preliminary guidance for our fiscal year ending June 30, 2016. Excluding the impact of certain additional acquisitions under consideration, gain on litigation, or other extraordinary or non-recurring items, for fiscal 2016, we are projecting adjusted EBITDA in the range of $27.3 - $31.3 million on approximately $775.0 - $825.0 million in revenues which equates to adjusted net income available to common shareholders in the range of $10.7 - $13.0 million, or $0.25 - $0.31 per basic and $0.24 - $0.30 per fully diluted share. Assuming we are able to conclude transactions previously identified as permitted transactions by our lenders in connection with the financing of the Wheels transaction, we also reaffirm our expectation to achieve run-rate revenues approaching $1.0 billion in calendar 2015 and look forward to providing updates on the acquisition front as developments materialize.”

Third quarter ended March 31, 2015 – Financial Results

For the three months ended March 31, 2015, Radiant reported net income attributable to common shareholders of $825,000 on $102.3 million of revenues, or $0.02 per basic and fully diluted share. For the three months ended March 31, 2014, Radiant reported net income attributable to common shareholders of $1,137,000 on $86.0 million of revenues, or $0.03 per basic and fully diluted share.

For the three months ended March 31, 2015, Radiant reported adjusted net income attributable to common shareholders of $1,251,000, or $0.04 per basic and $0.03 per fully diluted share. For the three months ended March 31, 2014, Radiant reported adjusted net income attributable to common shareholders of $1,428,000, or $0.04 per basic and fully diluted share.

The Company also reported adjusted EBITDA of $3,343,000 for the three months ended March 31, 2015, compared to adjusted EBITDA of $3,503,000 for the three months ended March 31, 2014.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the three months ending March 31, 2015 and 2014 appears at the end of this release.

Nine months ended March 31, 2015 – Financial Results

For the nine months ended March 31, 2015, Radiant reported net income attributable to common shareholders of $2,161,000 on $306.4 million of revenues, or $0.06 per basic and fully diluted share. For the nine months ended March 31, 2014, Radiant reported net income attributable to common shareholders of $2,424,000 on $246.9 million of revenues, or $0.07 per basic and fully diluted share.

For the nine months ended March 31, 2015, Radiant reported adjusted net income attributable to common shareholders of $4,320,000, or $0.12 per basic and fully diluted share. For the nine months ended March 31, 2014, Radiant reported adjusted net income attributable to common shareholders of $4,745,000, or $0.14 per basic and $0.13 per fully diluted share.

The Company also reported adjusted EBITDA of $10,771,000 for the nine months ended March 31, 2015, compared to adjusted EBITDA of $10,254,000 for the nine months ended March 31, 2014.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the nine months ended March 31, 2015 and 2014 appears at the end of this release.

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Monday, May 18, 2015 at 4:00 pm, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using conference ID number 13609957. This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a comprehensive North American provider of third party logistics and multimodal transportation services.  As a non-asset provider, with minimal investment in equipment, the company delivers advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America under the Radiant®, Wheels™, On-Time™, Airgroup®, Adcom®, and DBA™ network brands.  Through its comprehensive service offering, the company provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with its most recent operating results and trends, including those reflected in management’s internal financial results for the quarter ended March 31, 2015 (although there can be no assurances that such results will not be subject to subsequent modification or adjustment since they were not subject to customary review procedures by an independent auditor); our ability to maintain positive relationships with Wheels’ third-party transportation providers, suppliers and customers; our ability to complete two acquisitions that are currently under consideration and the ability of such acquired entities to perform in a manner that is consistent with historic trends; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

	March 31,	June 30,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$2,176,894	$2,880,205
Accounts receivable, net of allowance of $902,456 and $1,034,934, respectively	64,656,315	65,066,555
Current portion of employee and other receivables	112,464	232,791
Income tax deposit	215,278	—
Prepaid expenses and other current assets	3,359,422	2,926,431
Deferred tax asset	818,270	925,208
Total current assets	71,338,643	72,031,190

Furniture and equipment, net	3,076,505	1,265,107

Acquired intangibles, net	15,659,133	15,041,988
Goodwill	29,466,537	28,247,003
Employee and other receivables, net of current portion	5,205	22,070
Deposits and other assets	1,399,989	617,093
Total long-term assets	46,530,864	43,928,154
Total assets	$120,946,012	$117,224,451

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$46,381,078	$45,510,140
Commissions payable	5,432,427	5,569,671
Other accrued costs	3,092,672	2,517,415
Income taxes payable	—	436,328
Current portion of notes payable	166,127	—
Current portion of contingent consideration	2,007,000	1,541,000
Current portion of lease termination liability	333,032	319,826
Other current liabilities	20,838	—
Total current liabilities	57,433,174	55,894,380

Notes payable, net of current portion	9,131,214	7,243,371
Contingent consideration, net of current portion	7,753,000	9,626,000
Lease termination liability, net of current portion	1,842	198,502
Deferred rent liability	705,740	560,248
Deferred tax liability	1,435,134	2,774,506
Other long-term liabilities	16,970	2,610
Total long-term liabilities	19,043,900	20,405,237
Total liabilities	76,477,074	76,299,617

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980,000	839	839
Common stock, $0.001 par value, 100,000,000 shares authorized; 34,974,120 and 34,326,308 shares issued and outstanding, respectively	16,429	15,781
Additional paid-in capital	35,892,448	34,558,785
Deferred compensation	(5,426)	(9,209)
Retained earnings	8,478,837	6,317,473
Total Radiant Logistics, Inc. stockholders’ equity	44,383,127	40,883,669
Non-controlling interest	85,811	41,165
Total stockholders’ equity	44,468,938	40,924,834
Total liabilities and stockholders’ equity	$120,946,012	$117,224,451

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Revenues	$102,251,690	$86,032,714	$306,431,182	$246,878,094
Cost of transportation	75,147,153	62,101,870	225,409,489	175,419,662
Net revenues	27,104,537	23,930,844	81,021,693	71,458,432

Operating partner commissions	13,941,213	12,867,599	42,818,474	39,408,451
Personnel costs	7,221,932	5,396,347	20,758,358	15,284,150
Selling, general and administrative expenses	3,579,001	2,756,857	9,109,285	7,649,106
Depreciation and amortization	1,279,761	1,232,603	3,658,555	3,304,357
Lease termination costs	—	—	395,086	—
Change in contingent consideration	(428,216)	(1,145,000)	(1,149,012)	(1,357,567)
Total operating expenses	25,593,691	21,108,406	75,590,746	64,288,497

Income from operations	1,510,846	2,822,438	5,430,947	7,169,935

Other income (expense):
Interest income	330	1,965	1,987	6,593
Interest expense	(140,900)	(88,887)	(328,801)	(1,105,343)
Loss on write-off of debt discount	—	—	—	(1,238,409)
Other	(55,650)	16,482	131,905	109,228
Total other expense	(196,220)	(70,440)	(194,909)	(2,227,931)

Income before income tax expense	1,314,626	2,751,998	5,236,038	4,942,004

Income tax benefit (expense)	40,553	(1,087,343)	(1,477,864)	(1,889,259)

Net income	1,355,179	1,664,655	3,758,174	3,052,745
Less: Net income attributable to non-controlling interest	(19,054)	(16,541)	(62,646)	(49,321)

Net income attributable to Radiant Logistics, Inc.	1,336,125	1,648,114	3,695,528	3,003,424
Less: Preferred stock dividends	(511,388)	(511,388)	(1,534,164)	(579,887)

Net income attributable to common stockholders	$824,737	$1,136,726	$2,161,364	$2,423,537

Net income per common share - basic and diluted	$0.02	$0.03	$0.06	$0.07

Weighted average shares outstanding:
Basic shares	34,758,931	33,713,462	34,577,405	33,549,740
Diluted shares	36,476,629	35,550,594	36,161,557	35,357,146

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Reconciliation of Net

Income per share to Adjusted Net Income per share

(unaudited)

As used in this report, Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 40% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs, transition, severance and lease termination costs, non-recurring litigation expenses as well as depreciation and amortization and certain other non-cash charges.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, severance and lease termination costs, extraordinary items, share based compensation expense, non-recurring litigation expenses and other non-cash charges. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted Net Income and Adjusted Net income per Share, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Net income attributable to common stockholders	$824,737	$1,136,726	$2,161,364	$2,423,537

Net income per common share - basic and diluted	$0.02	$0.03	$0.06	$0.07

Weighted average shares outstanding:
Basic shares	34,758,931	33,713,462	34,577,405	33,549,740
Diluted shares	36,476,629	35,550,594	36,161,557	35,357,146

Reconciliation of net income to adjusted net income:
Net income attributable to common stockholders	$824,737	$1,136,726	$2,161,364	$2,423,537
Adjustments to net income:
Income tax expense	(40,553)	1,087,343	1,477,864	1,889,259
Depreciation and amortization	1,279,761	1,232,603	3,658,555	3,304,357
Change in contingent consideration	(428,216)	(1,145,000)	(1,149,012)	(1,357,567)
Lease termination costs	—	—	395,086	—
Acquisition related costs	599,117	167,214	1,271,394	307,669
Non-recurring legal costs	175,426	225,915	361,892	293,149
Amortization of loan fees and OID	15,295	15,295	45,885	195,983
Loss on write-off of debt discount	—	—	—	1,238,409

Adjusted Net Income before income taxes	2,425,567	2,720,096	8,223,028	8,294,796

Provision for income taxes at 40% before preferred dividend requirement	(1,174,782)	(1,292,594)	(3,902,877)	(3,549,873)

Adjusted net income	$1,250,785	$1,427,502	$4,320,151	$4,744,923

Adjusted net income per common share:
Basic	$0.04	$0.04	$0.12	$0.14
Diluted	$0.03	$0.04	$0.12	$0.13

	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of net income to adjusted EBITDA	2015	2014	2015	2014

Net income attributable to common stockholders	$824,737	$1,136,726	$2,161,364	$2,423,537
Preferred stock dividends	511,388	511,388	1,534,164	579,887

Net income attributable to Radiant Logistics, Inc.	1,336,125	1,648,114	3,695,528	3,003,424
Income tax expense	(40,553)	1,087,343	1,477,864	1,889,259
Depreciation and amortization	1,279,761	1,232,603	3,658,555	3,304,357
Net interest expense	140,570	86,922	326,814	1,098,750

EBITDA	2,715,903	4,054,982	9,158,761	9,295,790

Share-based compensation	281,204	199,741	732,772	476,928
Change in contingent consideration	(428,216)	(1,145,000)	(1,149,012)	(1,357,567)
Acquisition related costs	599,117	167,214	1,271,394	307,669
Non-recurring legal costs	175,426	225,915	361,892	293,149
Lease termination costs	—	—	395,086	—
Loss on write-off of debt discount	—	—	—	1,238,409

Adjusted EBITDA	$3,343,434	$3,502,852	$10,770,893	$10,254,378
As a % of Net Revenues	12.3%	14.6%	13.3%	14.4%

Reconciliation of Non-GAAP Financial Measures to Preliminary Guidance

This press release contains certain non-GAAP financial measures as defined under the Securities Exchange Commission (“SEC”) rules such as adjusted net income, adjusted net income per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that supplemental disclosure of these amounts are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business that eliminates depreciation, amortization and certain other non-cash costs and other significant items that are not part of regular operating activities. This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.  A reconciliation of adjusted net income, adjusted net income per share and adjusted EBITDA for the Company’s preliminary guidance for its pro forma fiscal year ending June 30, 2016 is as follows:

(in thousands, except for earnings per share)

Outlook Fiscal Year Ending June 30, 2016
Net income attributable to Radiant Logistics, Inc.	$4,166 – $6,484
Less: Preferred Dividend Requirement	$(2,046)
Net income attributable to common stockholders	$2,120 – $4,438
Net income per common share:
Basic and Diluted	$0.05 – 0.11
Weighted average shares outstanding:
Basic shares	42,150,000
Diluted shares	43,950,000

Reconciliation of net income to adjusted net income:
Net income attributable to common stockholders	$2,120 – $4,438
Adjustments to net income:
Income tax expense	$2,857 - $4,403
Depreciation and amortization	$12,703
Change in contingent consideration	$175
Adjusted net income before taxes	$17,855 - $21,719
Less: Provision for income taxes at blended 36% before preferred dividend requirement of $2,046	$(7,164) – (8,555)
Adjusted net income	$10,690 - $13,164
Adjusted net income per common share:
Basic	$0.25 – 0.31
Diluted	$0.24 – 0.30

Reconciliation of net income to adjusted EBITDA:	Outlook Fiscal Year Ending June 30, 2016
Net income attributable to Radiant Logistics, Inc.	$4,166 – $6,484
Less: Preferred dividends	$(2,046)
Net income attributable to common stockholders	$2,120 – $4,438
Adjustments to net income:
Preferred dividend	$2,046
Interest expense - net	$6,209-6,349
Income tax expense	$2,857 – 4,403
Depreciation and amortization	$12,703
EBITDA	$25,935 -$29,939
Share-based compensation	$1,190
Change in contingent consideration	$175
Adjusted EBITDA	$27,300 - $31,304

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.

RADIANT LOGISTICS, INC.

Supplemental Financial Information for Wheels Group, Inc. for the Comparative Period Ended March 31, 2015 and 2014

(unaudited)

On April 2, 2015, Radiant completed its acquisition of Wheels. The acquisition was structured as a Plan of Arrangement under which Radiant Global Logistics Ltd., a wholly-owned, indirect subsidiary of Radiant acquired all of the issued and outstanding common shares of Wheels for aggregate consideration of approximately CAD$33,862,784 and 6,900,000 shares of Radiant common stock, in addition to the refinancing of Wheels outstanding indebtedness of approximately CAD$32 million. In connection with the transaction Wheels delisted from the TSX-V exchange, and will not be making any separate public filing of their results for the quarter ended March 31, 2015.  Radiant is providing this supplemental disclosure based on the unaudited internal financial statements provide by Wheels’ management.

As used in this supplemental disclosure, Adjusted Net Income, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of the Wheels business. For Adjusted Net Income, management uses a 28% tax rate for calculating the provision for income taxes to normalize Wheels’ tax rate to that of its competitors and to compare Wheels’ reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs and nonrecurring corporate reorganization costs as well as depreciation and amortization and certain other non-cash charges.

Adjusted EBITDA means earnings before, interest, income taxes, depreciation and amortization, which is then further adjusted for, expenses specifically attributable to acquisitions and nonrecurring corporate reorganization costs. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted Net Income, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Wheels’ operating performance or liquidity.

Radiant converted Wheels internally generated financial results presented below at a foreign exchange rate of CAD:USD of 1.2378:1 for the quarter ended March 31, 2015 and a foreign exchange rate of CAD:USD 1.1019:1 for the quarter ended March 31, 2014.

	CAD	CAD	USD	USD
	Three Months Ended March 31,		Three Months Ended March 31,
	2015	2014	2015	2014
Revenues	$92,300,685	$87,884,138	$74,568,335	$79,756,909
Cost of transportation	80,653,208	77,334,588	65,158,513	70,182,946
Net revenues	11,647,477	10,549,550	9,409,821	9,573,963

Personnel costs	7,230,549	7,369,763	5,841,452	6,688,232
Selling, general and administrative expenses	7,724,002	2,748,099	6,240,105	2,493,964
Depreciation and amortization	1,618,789	1,657,158	1,307,795	1,503,910
Total operating expenses	16,573,340	11,775,020	13,389,352	10,686,106

Loss from operations	(4,925,863)	(1,225,470)	(3,979,531)	(1,112,143)

Other income (expense):
Interest income	3,459	9,513	2,794	8,633
Interest expense	(652,728)	(1,074,662)	(527,329)	(975,281)
Foreign exchange gain	1,108,385	518,417	895,448	470,476
Loss on disposal of assets	(50,712)	(28,290)	(40,969)	(25,674)
Total other expense	408,404	(575,022)	329,943	(521,846)

Loss before income tax benefit	(4,517,459)	(1,800,492)	(3,649,587)	(1,633,989)

Income tax benefit	1,267,515	385,702	1,024,006	350,034

Net loss	$(3,249,944)	$(1,414,790)	$(2,625,581)	$(1,283,955)

A reconciliation of Wheels management’s reports of results for the quarters ended March 31 2015 and 2014 to the most directly comparable GAAP measure is provided below.

	CAD	CAD	USD	USD
	Three Months Ended March 31,		Three Months Ended March 31,
Reconciliation of net loss to adjusted EBITDA	2015	2014	2015	2014

Net loss attributable to Wheels Group Inc.	$(3,249,944)	$(1,414,790)	$(2,625,581)	$(1,283,955)
Income tax benefit	(1,267,515)	(385,702)	(1,024,006)	(350,034)
Depreciation and amortization	1,618,789	1,657,158	1,307,795	1,503,910
Net interest expense	649,269	1,065,149	524,535	966,648

EBITDA	(2,249,401)	921,815	(1,817,257)	836,569

Share-based compensation	3,144	15,108	2,540	13,711
Acquisition related costs	4,805,776	—	3,882,514	—
Foreign exchange gain	(1,108,385)	(518,417)	(895,448)	(470,476)
Non-recurring corporate reorganization costs	311,404	—	251,579	—
Adjusted EBITDA	$1,762,538	$418,506	$1,423,928	$379,804

	CAD	CAD	USD	USD
	Three Months Ended March 31,		Three Months Ended March 31,
Reconciliation of net loss to adjusted net income:	2015	2014	2015	2014
Net loss	$(3,249,944)	$(1,414,790)	$(2,625,581)	$(1,283,955)
Adjustments to net loss:
Income tax benefit	(1,267,515)	(385,702)	(1,024,006)	(350,034)
Depreciation and amortization	1,618,789	1,657,158	1,307,795	1,503,910
Acquisition related costs	4,805,776	—	3,882,514	—
Non-recurring corporate reorganization costs	311,404	—	251,579	—

Adjusted Net Income (Loss) before income taxes	2,218,510	(143,334)	1,792,301	(130,079)

Provision for income taxes at 28%	(621,183)	40,134	(501,844)	36,422
Adjusted net income (loss)	$1,597,327	$(103,200)	$1,290,457	$(93,657)

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.